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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS'

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 23, 1999, in the Registration Statement (Form S-1) and related Prospectus of MDpathways, Inc. for the registration of up to 38,500,000 shares of Series B Convertible Preferred Stock and 2,000,000 shares of Series A Convertible Preferred Stock.


                                              /s/ Ernst & Young LLP

November 23, 1999
Nashville, Tennessee